Exhibit 10.70
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND CONSENT
     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”), dated as of March 21, 2006, is entered into among WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western) (“Agent”), as administrative and collateral agent for the Lenders party to the Loan Agreement (as defined below) from time to time (“Lenders”), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a California corporation formerly known as Congress Financial Corporation (Western), as a Lender (“Wachovia”), ROCKFORD CORPORATION, an Arizona corporation (“Borrower Agent”), and AUDIO INNOVATIONS, INC., an Oklahoma corporation (“AII” and together with Rockford, collectively, “Borrowers”).
RECITALS
     A. Agent, Wachovia, Wachovia Bank, National Association, as arranger, and Borrowers have previously entered into that certain Loan and Security Agreement dated March 29, 2004 as amended by the First Amendment to Loan and Security Agreement and Conditional Default Waiver dated as of June 10, 2004, the Second Amendment to Loan and Security Agreement dated as of December 30, 2004 and the Third Amendment to Loan and Security Agreement dated as of August 31, 2005 (the “Loan Agreement”), pursuant to which Wachovia has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.
     B. Borrowers now desire that substantially all of the assets of AII be sold to, and substantially all of the liabilities of AII be assumed by, Advanced Integration, LLC (“Purchaser”) for the total sale price of $1,750,000, of which $750,000 will be paid in cash at the closing of such sale and $1,000,000 will be paid over thirty (30) months following the closing of such sale (the “Sale”).
     C. Borrowers have requested Agent and Wachovia to amend the Loan Agreement in certain respects and to consent to the Sale, and Agent and Wachovia are now willing to accommodate such request on the terms and conditions set forth herein.
     D. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or Lenders’ rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendment to Loan Agreement. Section 9.17.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:
“9.17.1 EBITDA. Borrowers and their Subsidiaries, on a consolidated basis, shall earn EBITDA, calculated as of the last day of each month set forth below on the basis of the trailing twelve (12) months, of not less then the amount set forth opposite such month:

Month	Amount
February 2006	$3,200,000
March 2006	$2,400,000
April 2006	$1,900,000
May 2006	$2,200,000
June 2006	$2,300,000
July 2006	$2,500,000
August 2006	$2,400,000
September 2006	$2,300,000
October 2006	$2,600,000
November 2006	$3,100,000

Each month thereafter	$3,800,000
For the purposes hereof, ‘EBITDA’ shall mean the net income of Borrowers and their Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied, but excluding any extraordinary or one-time gains, plus (a) depreciation, amortization and other non-cash charges (to the extent deducted in the computation of such net income), plus (b) Interest Expense (to the extent deducted in the computation of such net income), plus (c) charges for federal, state, local and foreign income taxes (to the extent deducted in the computation of such income).”
     2. Consent. Agent and Wachovia hereby consent to the Sale and authorize the transfer of the assets covered thereby to Purchaser free and clear of the security interests of Agent therein, provided that, (a) Agent shall retain its security interests in the proceeds of the Sale, (b) any such proceeds received by Borrowers in cash shall be remitted to Agent in accordance with the Loan Agreement for application to the Obligations, and (c) any instrument evidencing the deferred payment of the purchase price shall be duly endorsed and delivered by Borrowers to Agent in accordance with the Loan Agreement to be held by Agent as Collateral thereunder. This consent shall apply only to the Sale and not to any other or further transactions, and except as specifically set forth herein, Agent and Wachovia reserve and preserve their rights to require the strict compliance by Borrowers with all of the terms and provisions of the Loan Agreement and other Financing Agreements.

     3. Effectiveness of this Amendment. Agent must have received the following items, in form and content acceptable to Agent, before this Amendment and the consent provided herein are effective.
          (a) Amendment; Acknowledgement. This Amendment and the attached Acknowledgement by Guarantors, each fully executed in a sufficient number of counterparts for distribution to all parties.
          (b) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.
          (c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.
          4. Representations and Warranties. Each Borrower represents and warrants as follows:
          (a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.
          (b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.
          (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.
          (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.
          (e) No Default. No event has occurred and is continuing that constitutes an Event of Default.
     5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
     7. Reference to and Effect on the Financing Agreements.
          (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.
          (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.
          (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.
     8. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
     9. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

ROCKFORD CORPORATION
By:

Name:

Title:

AUDIO INNOVATIONS, INC.

By:

Name:

Title:

WACHOVIA CAPITAL FINANCE
CORPORATION (WESTERN),
as Agent and as a Lender

By:

Name:

Title:

ACKNOWLEDGEMENT BY GUARANTORS
Dated as of March 21, 2006
     Each of the undersigned, being a guarantor (each a “Guarantor” and collectively, the “Guarantors”) under their Guaranty and Security Agreement dated March 29, 2004, made in favor of Agent and Lenders (as amended, modified or supplemented, the “Guaranty”) hereby acknowledges and agrees to the foregoing Fourth Amendment to Loan and Security Agreement and Consent (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Lender has informed Guarantors of the matters set forth above, and Guarantors have acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Loan Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.
     If any action or proceeding is filed in a court of the State of California by or against any Guarantor in connection with any of the transactions contemplated by the Loan Agreement or any document related thereto, the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee or referees to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of Lender, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court.

ROCKFORD SINGAPORE CORPORATION

By:

Name:

Title:

ROCKFORD SALES.COM, INC.

By:

Name:

Title:

MB QUART SHANGHAI, INC.

By:

Name:

Title: